                                                                   EXHIBIT 10.25

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of September 30, 2002, by and between Atrium Corporation (f/k/a D and W Holdings, Inc.), a Delaware corporation (together with its successors and assigns permitted hereunder, the "Company"), Atrium Companies, Inc., a Delaware corporation ("ACI"), and Philip J. Ragona (the "Employee").

                                    RECITALS

     A. The Board of Directors of the Company (the "Board") determined that it is in the best interest of the Company and its stockholders to employ the Employee on the terms and conditions set forth herein.

     B. ACI and its subsidiaries will benefit from the services to be provided by the Employee hereunder.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the respective agreements and covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Employment Period. Subject to Section 3, the Company hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Company in accordance with the terms and provisions of this Agreement, for a period commencing on the date hereof and ending on the third anniversary of such date (the "Employment Period"). None of the parties hereto is under any obligation to extend or renew this Agreement. Any new employment agreement shall only be effective after having been reduced to writing and executed by all the parties hereto. In the event the Employee continues to perform services after the Employment Period, and pending execution of a new employment agreement, if any, such services shall constitute employment for an unspecified term, terminable at will, with or without cause or reason, with or without advance notice, and with or without pay in lieu of advance notice.

     2. Terms of Employment.

          (a) Position and Duties.

               (i) During the term of the Employee's employment, the Employee shall serve as Senior Vice President and General Counsel of the Company and, in so doing, shall perform normal duties and responsibilities associated with such position, subject to the general direction, approval and control of the President and Chief Executive Officer ("Chief Executive") or equivalent position and the Board of Directors.

               (ii) During the term of the Employee's employment, and excluding any periods of vacation and other leave to which the Employee is entitled, the Employee agrees to devote substantially all his business time to the business and affairs of the Company and to use the Employee's best efforts to perform faithfully, effectively and efficiently his duties and responsibilities.

               (iii) During the term of the Employee's employment, it shall not be a violation of this Agreement for the Employee to (1) serve on industry trade, civic or charitable boards or committees, (2) deliver lectures or fulfill speaking engagements or (3) manage personal investments, so long as such activities do not interfere with the performance of the Employee's duties and responsibilities as an employee of the Company.

               (iv) The Employee agrees to observe and comply with the Company's rules and policies as adopted by the Company from time to time.

         (b) Compensation.

               (i) Base Salary. During the Employment Period, the Employee shall receive an annual base salary ("Annual Base Salary"), which shall be paid in accordance with the customary payroll practices of the Company in an amount equal to $185,000 per annum. The Chief Executive and the Board, in their discretion, may at any time increase the amount of the Annual Base Salary to such greater amount as it may deem appropriate, and the term "Annual Base Salary," as used in this Agreement, shall refer to the Annual Base Salary as it may be so increased. It is understood that the Company may, at any time, in the discretion of the Board, increase, but not decrease, the amount of the Annual Base Salary.

               (ii) Incentive Bonus. The Employee shall be entitled to an Incentive Bonus as set forth on Schedule A hereto. The Incentive Bonus, if any, shall be paid to the Employee on or before April 1st of the calendar year immediately following the year with respect to which the calculation of the Incentive Bonus is made.

               (iii) Incentive Savings, Stock Option and Retirement Plans. During the term of the Employee's employment, the Employee shall be entitled to participate in all incentive, savings, stock option and retirement plans, practices, policies and programs applicable generally to other employees of the Company ("Investment Plans"), as amended from time to time.

               (iv) Welfare Benefit Plans. During the term of the Employee's employment, the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under the welfare benefit plans, practices, policies and programs ("Welfare Plans") provided by the Company (including medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), as amended from time to time, to the extent applicable generally to other employees of the Company.

               (v) Perquisites. During the term of the Employee's employment, the Employee shall be entitled to receive (in addition to the benefits described above) such perquisites and fringe benefits appertaining to his position in accordance with any policies, practices and procedures established by the Board, as amended from time to time.

               (vi) Expenses. During the term of the Employee's employment, the Employee shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by the Employee in accordance with the Company's policies, practices and procedures, as amended from time to time. Upon commencing the Employment Period, the Employee will be paid $25,000, less applicable taxes, for relocation expenses associated with his move to Dallas, Texas.

               (vii) Automobile. The Company recognizes the Employee's need for an automobile for business purposes. The Company shall provide the Employee with a monthly automobile allowance of $650 per month.

               (viii) Vacation. During the term of the Employee's employment, the Employee shall be entitled to four (4) weeks paid vacation each calendar year. Any vacation shall be taken at the reasonable and mutual convenience of the Company and the Employee. Accrued vacation not taken in any calendar year will not be carried forward or used in any subsequent calendar year and the Employee shall not be entitled to receive pay in lieu of accrued but unused vacation in any calendar year. Vacation will be deemed to accrue daily for purposes of the payments described in Sections 4 and 5 hereof.

               (ix) Stock Options. Upon the effective date of this Agreement, the Employee will be entitled to the stock options described on Schedule B hereto.

          (c) Key-Man Insurance. At any time during the Employment Period, the Company shall have the right to insure the life of the Employee for the Company's sole benefit, and to determine the amount of insurance and the type of policy. The Employee shall cooperate with the Company in taking out such insurance by submitting to physical examinations, by supplying all information required by the insurance company, and by executing all necessary documents. The Employee shall incur no financial obligation by executing any required document, and shall have no interest in any such policy.

     3. Termination of Employment.

          (a) Death or Disability. The Employee's employment shall terminate automatically upon the Employee's death during the Employment Period. If the

Disability (as defined below) of the Employee has occurred during the Employment Period, the Company may give to the Employee written notice in accordance with
Section 13(b) of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), if, within the 30 days after such receipt, the Employee shall not have returned to perform, with or without reasonable accommodation, the essential functions of his position. For purposes of this Agreement, "Disability" shall mean the Employee's inability to perform, with or without reasonable accommodations, the essential functions of his position hereunder for a period of 120 days, consecutive or non-consecutive, in any 12-month period due to mental or physical incapacity, as determined by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative, such agreement as to acceptability not to be unreasonably withheld or delayed. Any refusal by the Employee to submit to a medical examination for the purpose of determining Disability under this Section 3(a) shall be deemed to constitute conclusive evidence of the Employee's Disability.

          (b) Cause or Without Cause. The Company may terminate the Employee's employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean (i) a breach by the Employee of the Employee's obligations under Section 2(a) (other than as a result of physical or mental incapacity) which constitutes a continued material nonperformance by the Employee of his obligations and duties thereunder, as determined by the Board, and which is not remedied within 30 days after receipt of written notice from the Company specifying such breach, (ii) commission by the Employee of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company, as reasonably determined by a majority of the members of the Board after a hearing by the Board following ten days' notice to the Employee of such hearing; (iii) a material breach by the Employee of Sections 7, 8, 10 or 11; (iv) the Employee's conviction, plea of no contest or nolo contendere, or unadjudicated probation for any felony or crime involving moral turpitude; (v) the failure of the Employee to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board consistent with the terms of this Agreement, which is not remedied within 30 days after receipt of written notice from the Company specifying such failure; or (vi) the Employee's unlawful use (including being under the influence) or possession of illegal drugs on the Company's premises or while performing the Employee's duties and responsibilities under this Agreement. For purposes of this Agreement, "without Cause" shall mean a termination by the Company of the Employee's employment during the Employment Period for any reason other than a termination based upon Cause, death, Disability or upon a Change of Control, as defined below. The Company may suspend the Employee's title and authority pending the hearing provided for in clause (ii) above, and such suspension shall not constitute "Good Reason" as defined below.

          (c) Good Reason. The Employee's employment may be terminated during the Employment Period by the Employee for Good Reason or without Good Reason; provided, however, that the Employee agrees not to terminate his employment for Good Reason unless (i) the Employee has given the Company at least 30 days' prior written notice of his intent to terminate his employment for Good Reason, which notice shall specify the facts and circumstances constituting Good Reason, and (ii) the Company has not remedied such facts and circumstances constituting Good Reason within such 30-day period. For purposes of this Agreement, "Good Reason" shall mean:

               (i) any significant reduction, approved by the Board without the Employee's consent in the Employee's position, authority, duties or responsibilities as contemplated in Section 2(a) or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Employee;

               (ii) any termination or material reduction of a material benefit under any Investment Plan or Welfare Plan in which the Employee participates unless (A) there is substituted a comparable benefit that is economically substantially equivalent to the terminated or reduced benefit prior to such termination or reduction or (B) benefits under such Investment Plan or Welfare Plan are terminated or reduced with respect to all employees previously granted benefits thereunder;

               (iii) any failure by the Company to comply with any of the provisions of Section 2(b), other than an inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Employee; or

               (iv) without limiting the generality of the foregoing, any material breach by the Company or any of its subsidiaries or other affiliates (as defined below) of (A) this Agreement or (B) any other agreement between the Employee and the Company or any such subsidiary or other affiliate.

     As used in this Agreement, "affiliate" means, with respect to a person, any other person controlling, controlled by or under common control with the first person; the term "control," and correlative terms, means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person; and "person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          (d) Change of Control. If a Change of Control (as defined below) occurs during the Employment Period and the Board determines in good faith that it is in the Company's best interest to terminate the Employee's employment with the Company, within one year of such Change of Control the Company may terminate the Employee's employment by giving the Employee written notice in accordance with Section 13(b) of its intention to terminate the Employee's employment. Any such termination by the Company as contemplated in this Section 3(d) is referred to herein as a termination "upon a Change of Control."

          As used in this Agreement, "Change of Control" means the first to occur of: (i) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (including capital stock or assets of operating subsidiaries) to any person or group of persons, (ii) a majority of the Board of Directors of the Company shall consist of persons who are not nominated collectively by Ardshiel, Inc. and its affiliates and GE Investment Private Placement Partners II, a Limited Partnership or (iii) the acquisition by any person or group (other than Ardshiel, Inc., GE Investment Private Placement Partners II, a Limited Partnership and their affiliates) of the power to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

          (e) Notice of Termination. Any termination by the Company for Cause or without Cause or upon a Change of Control, or by the Employee for Good Reason or without Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(b). For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than 15 days after the giving of such notice). The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause or a termination upon a Change of Control shall not waive any right of the Employee or the Company hereunder or preclude the Employee or the Company from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

          (f) Date of Termination. "Date of Termination" means (i) if the Employee's employment is terminated by the Company for Cause or upon a Change of Control, or by the Employee for Good Reason or without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein pursuant to Section 3(e), as the case may be, (ii) if the Employee's employment is terminated by the Company other than for Cause or upon a Change of Control, the date on which the Company notifies the Employee of such termination and
(iii) if the Employee's employment is terminated by reason of death or Disability, the date of death of the Employee or the Disability Effective Date, as the case may be.

     4. Obligations of the Company upon Termination.

          (a) For Cause; Without Good Reason; Other Than for Death, Disability or Upon a Change of Control. If, during the Employment Period, the Company shall terminate the Employee's employment for Cause or the Employee shall terminate his employment without Good Reason, and the termination of the Employee's employment in any case is not due to his death or Disability or upon a Change of Control, the Employee shall forfeit all rights to the Incentive Bonus otherwise due to him or to which he may be entitled, all unexercised stock options held by the Employee shall lapse and expire, and the Company shall have no further payment obligations to the Employee or his legal representatives, other than for the payment of: (i) in a lump sum in cash within ten (10) days after the Date of Termination the sum of the Employee's Annual Base Salary through the Date of Termination to the extent not theretofore paid, any compensation previously deferred by the Employee (together with any accrued interest or earnings thereon) and any accrued vacation pay (collectively, the "Accrued Obligations"); and (ii) any amount arising from the Employee's participation in, or benefits under, any Investment Plans (the "Accrued Investments"), which amounts shall be payable in accordance with the terms and conditions of such Investment Plans.

          (b) Death. If the Employee's employment is terminated by reason of the Employee's death during the Employment Period, all unexercised stock options held by the Employee shall immediately vest (in his legal representatives) and become exercisable for a period of thirty (30) days from the Date of Termination. Immediately following such period, all unexercised stock options shall lapse and expire. The Company shall have no further payment obligations to the Employee or his legal representatives, other than for payment of: (i) in a lump sum in cash within ten (10) days after the Date of Termination the Accrued Obligations; (ii) the Accrued Investments, which shall be payable in accordance with the terms and conditions of the Investment Plans; and (iii) the Incentive Bonus prorated from the first day of the Company's then current fiscal year to the Date of Termination (the "Prorated Incentive Bonus"), payable following calculation of the Incentive Bonus in accordance with Section 2(b)(ii) hereof.

          (c) Disability. If the Employee's employment is terminated by reason of the Employee's Disability during the Employment Period, all unexercised stock options held by the Employee shall immediately vest and become exercisable for a period of thirty (30) days from the Date of Termination. Immediately following such period, all unexercised stock options shall lapse and expire. The Company shall have no further payment obligations to the Employee or his legal representatives, other than for payment of: (i) in a lump sum in cash within ten
(10) days after the Date of Termination the Accrued Obligations; (ii) the Accrued Investments, which shall be payable in accordance with the terms and conditions of the Investment Plans; and (iii) the Prorated Incentive Bonus, payable following calculation of the Incentive Bonus in accordance with Section 2(b)(ii) hereof.

          (d) Without Cause or for Good Reason. If the Employee's employment is terminated by the Company without Cause or by the Employee for Good Reason, all unvested stock options held by the Employee (the "Unvested Options") shall immediately vest and become exercisable for a period of thirty (30) days from the Date of Termination (the "Exercise Period") and the Company shall have no further payment obligations to the Employee or his legal representatives other than for: (i) payment of, in a lump sum in cash within ten (10) days after the Date of Termination, the Accrued Obligations; (ii) payment of the Accrued Investments shall be payable in accordance with the terms and conditions of the Investment Plans; (iii) payment of the Prorated Incentive Bonus, payable following calculation of the Incentive Bonus in accordance with Section 2(b)(ii) hereof; and (iv) payment for each month during a period of twelve months following the Date of Termination (the "Severance Period") of one-twelfth of the sum of the Employee's Annual Base Salary on the Date of Termination, in accordance with the customary payroll practices of the Company.

     5. Change of Control. If the Employee's employment is terminated upon a Change of Control as contemplated in Section 3(d), all unexercised stock options held by the Employee shall immediately vest and become exercisable for a period of 30 days from the Date of Termination. Immediately following such period all unexercised stock options shall lapse and expire. The Company shall have no further payment obligations to the Employee or his legal representatives, other than for (i) payment of, in a lump sum in cash within ten (10) days after the Date of Termination, the Accrued Obligations; (ii) payment of the Accrued Investments, which shall be payable in accordance with the terms and conditions of the Investment Plans; (iii) payment of the Prorated Incentive Bonus, payable following calculation of the Incentive Bonus in accordance with Section 2(b)(ii) hereof; and (iv) payment for each month during the Severance Period of one-twelfth of the sum of the Employee's Annual Base Salary on the Date of Termination, in accordance with the customary payroll practices of the Company.

     6. Full Settlement; Mitigation. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Employee obtains other employment. Neither the Employee nor the Company shall be liable to the other party for any damages in addition to the amounts payable under Section 4 arising out of the termination of the Employee's employment prior to the end of the Employment Period; provided, however, that the Company shall be entitled to seek damages from the Employee for any breach of Sections 7, 8, 9, 10, or 11 by the Employee and either party shall be entitled to seek damages for criminal misconduct.

     7. Confidential Information.

          (a) The Employee acknowledges that the Company and its affiliates have trade, business and financial secrets and other confidential and proprietary information

(collectively, the "Confidential Information"). "Confidential Information" includes sales materials, technical information, processes and compilations of information, records, specifications and information concerning customers or vendors, manuals relating to suppliers' products, customer lists, information regarding methods of doing business, and the identity of suppliers. "Confidential Information" shall not include (i) information that is generally known to other persons or entities who can obtain economic value from its disclosure or use and (ii) information required to be disclosed by the Employee pursuant to a subpoena or court order, or pursuant to a requirement of a governmental agency or law of the United States of America or a state thereof or any governmental or political subdivision; provided, however, that the Employee shall take all reasonable steps to prohibit disclosure pursuant to subsection
(ii) above.

          (b) During and following the Employee's employment by the Company, the Employee shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any Confidential Information or proprietary data of the Company or its affiliates except to the extent authorized in writing by the Board or required by any court or administrative agency, other than to an employee of the Company or its affiliates or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of his duties as an employee of the Company.

          (c) The Employee further agrees not to use any Confidential Information for the benefit of any person or entity other than the Company or its affiliates.

          (d) As used in this Section 7, "Company" shall include Atrium Corporation and any of its direct or indirect subsidiaries.

     8. Responsibilities Upon Termination. Upon the termination of his employment by the Company for whatever reason and irrespective of whether or not such termination is voluntary on his part:

          (a) The Employee shall advise the Company of the identity of his new employer within ten (10) days after accepting new employment and further agrees to keep the Company so advised of any change in employment during the term of Non-Competition set forth in Section 10 hereof;

          (b) The Company in its sole discretion may notify any new employer of the Employee that he has an obligation not to compete with the Company during such term;

          (c) The Employee shall deliver to the Company any and all records, forms, contracts, memoranda, work papers, customer data and any other documents which have come into his possession by reason of his employment with the Company (including Atrium Corporation and its direct and indirect subsidiaries), irrespective of whether or not any of said documents were prepared for him, and he shall not retain memoranda in respect of or copies of any of said documents; and

          (d) The Employee shall participate in an exit interview with the Company.

     9. Successors. The Company may assign its rights and obligations under this Agreement without the consent of the Employee to any successor to all or substantially all the assets of the Company, by merger or otherwise, subject, however, to the Employee's right to terminate this Agreement for Good Reason as provided in Section 3(c), and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its affiliates. All representations, warranties, covenants, terms, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Company and the Employee. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by the Employee without the prior written consent of the Company.

     10. Non-Competition.

          (a) The term of Non-Competition (herein so called) shall be for a term beginning on the effective date hereof and continuing until (i) the first anniversary of the Date of Termination if the Employee's employment is terminated by the Company for Cause or due to Disability or by the Employee without Good Reason, or (ii) the last day of the Severance Period if the Employee's employment is terminated by the Company without Cause (and not due to Disability) or upon a Change of Control or by the Employee for Good Reason.

          (b) During the term of Non-Competition, the Employee shall not (other than for the benefit of the Company or its affiliates pursuant to this Agreement) directly or indirectly, render services to, assist, participate in the affairs of, or otherwise be connected with, any person or enterprise (other than the Company), which person or enterprise is engaged in, or is planning to engage in, and shall not personally engage in, any business that is in any respect competitive with the business of the Company, with respect to any products of the Company that were within the Employee's management responsibility at any time within the twelve-month period immediately prior to the termination of the Employee's employment with the Company, in any capacity which would (i) utilize the Employee's services with respect to such business within any state of the United States, or any substantially comparable political subdivision of any other country, wherein the Company sold or actively attempted to sell, such products within the twelve-month period immediately prior to the termination of the Employee's employment with the Company; or (ii) utilize the Employee's services in selling any products similar to such products of the Company to any person or entity to which the Company sold or actively attempted to sell such products within the twelve-month period immediately prior to the termination of the Employee's employment with the Company (a "Competing Business"). Notwithstanding the foregoing, the Company agrees that the Employee may own less than five percent of the outstanding voting securities of any publicly traded company that is a Competing Business so long as the Employee does not otherwise participate in such Competing Business in any way prohibited by the preceding clause.

          (c) During the term of Non-Competition, the Employee will not, and will not permit any of his affiliates to, directly or indirectly, recruit or otherwise solicit or induce any employee, customer, subscriber or supplier of the Company to terminate its employment or arrangement with the Company, otherwise change its relationship with the Company or establish any relationship with the Employee or any of his affiliates for any business purpose deemed competitive with the business of the Company.

          (d) The Employee acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the preceding paragraphs are reasonable in nature and are no broader than are necessary to maintain the goodwill of the Company and its affiliates and the confidentiality of their Confidential Information, and to protect the other legitimate business interests of the Company and its affiliates.

          (e) If any court determines that any portion of this Section 10 is invalid or unenforceable, the remainder of this Section 10 shall not thereby be affected and shall be given full effect without regard to the invalid provisions. If any court construes any of the provisions of this Section 10, or any part thereof, to be unreasonable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision and to enforce such provision as so reduced.

          (f) As used in this Section 10, "Company" shall include Atrium Corporation and any of its direct or indirect subsidiaries.

     11. Inventions; Assignment. All rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) related to the Company's business, whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that the Employee may discover, invent or originate during the Employment Period, and for a period of twelve (12) months thereafter, either alone or with others and whether or not during working hours or by the use of the facilities of the Company ("Inventions"), shall be the exclusive property of the Company. The Employee shall promptly disclose all Inventions to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem necessary to protect or perfect its rights therein, and shall assist the Company, at the Company's expense, in obtaining, defending and enforcing the Company's rights therein. The Employee hereby appoints the Company as his attorney-in-fact to execute on his behalf any assignments or other documents deemed necessary by the Company to protect or perfect its rights to any Inventions.

     12. ACI. At any time during the Employment Period, any of the obligations of the Company to make payments hereunder, including the obligation to pay any compensation to the Employee under Section 2(b), may, at the sole discretion of the Company, be discharged and satisfied by ACI.

     13. Miscellaneous.

          (a) Construction. This Agreement shall be deemed drafted equally by both the parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural; (b) "and" and "or" are each used both conjunctively and disjunctively;
(c) "any," "all," "each," or "every" means "any and all," and "each and every";
(d) "includes" and "including" are each "without limitation"; (e) "herein," "hereof," "hereunder" and other similar compounds of the word "here" refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

          (b) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Employee:        Philip J. Ragona
                                3225 Turtle Creek Boulevard
                                Dallas, Texas  75201

     If to the Company:         Atrium Companies, Inc.
                                Attn:  Jeff L. Hull
                                1341 W. Mockingbird, Suite 1200W
                                Dallas, Texas  75247
                                (214) 630-5058

                                Atrium Corporation
                                c/o Ardshiel, Inc.
                                Two Greenwich Office Park
                                Greenwich, Connecticut  06831
                                Attention: Daniel T. Morley
                                Fax: (203) 661-8210
                                with a copy to:

                                Joel M. Simon
                                Marie Censoplano
                                Paul, Hastings, Janofsky & Walker LLP
                                75 East 55th Street
                                New York, New York 10022
                                Fax: (212) 319-4090

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) Enforcement. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

          (d) Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of such withholding shall arise.

          (e) No Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

          (f) Equitable Relief. The Employee acknowledges that money damages would be both incalculable and an insufficient remedy for a breach of Section 7, 8, 9, 10 or 11 by the Employee and that any such breach would cause the Company irreparable harm. Accordingly, the Company, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting of bond or other security, to equitable relief, including injunctive relief and specific performance, in connection with a breach of Section 7, 8, 9, 10 or 11 by the Employee.

          (g) Complete Agreement. The provisions of this Agreement constitute the entire and complete understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous oral and written agreements, representations and understandings between the Employee and the Company, or its affiliates and subsidiaries, which are hereby terminated. Other than expressly set forth herein, the Employee and the Company acknowledge and represent that there are no other promises, terms, conditions or representations (oral or written) regarding any matter relevant hereto. This Agreement may be executed in two or more counterparts.

          (h) Mediation; Arbitration. (i) The Company and the Employee shall mediate any claim or controversy arising out of or relating to this Agreement or any breach thereof if either of them requests mediation and gives written notice to the other (the "Mediation Notice"). Any notice given pursuant to the preceding sentence shall include a brief statement of the claim or controversy. If the Company and the Employee do not resolve the claim or controversy within five (5) days after the date of the Mediation Notice, the Company and the Employee shall then use reasonable efforts to agree upon an independent mediator. If the Company and the Employee do not agree upon an independent mediator within ten (10) days after the date of the Mediation Notice, either party may request that JAMS/Endispute ("JAMS"), or a similar mediation service of a similar national scope if JAMS no longer then exists, appoint an independent mediator. The Company and the Employee shall share the costs of mediation equally and shall pay such costs in advance upon the request of the mediator or any party. Within ten (10) days after selection of the mediator, the mediator shall set the mediation. If the Company and the Employee do not resolve the dispute within thirty (30) days after the date of the Mediation Notice, the dispute shall be decided by arbitration as set forth below.

               (ii) Any claim or controversy arising out of or relating to this Agreement or any breach thereof shall be settled by arbitration if such claim or controversy is not settled pursuant to mediation as set forth above. The venue for any such arbitration shall be Dallas, Texas, or such other location as the parties may mutually agree. Except as expressly set forth herein, all arbitration proceedings under this Section 13(h)(ii) shall be undertaken in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") then in force. Only individuals who are (i) lawyers engaged full-time in the practice of law and (ii) on the AAA register of arbitrators shall be selected as an arbitrator. There shall be one arbitrator who shall be chosen in accordance with the rules of the AAA. Within twenty (20) days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. Judgment on the written award may be entered and enforced in any court of competent jurisdiction. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable; provided however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. The arbitrator shall require the non-prevailing party to pay the arbitrator's full fees and expenses or, if in the arbitrator's opinion there is no prevailing party, the arbitrator's fees and expenses will be borne equally by the parties thereto. In the event action is brought to enforce the provisions of this Agreement pursuant to this Section 13(h)(ii), the non-prevailing parties shall be required to pay the reasonable attorneys' fees and expenses of the prevailing parties, except that if in the opinion of the court or arbitrator deciding such action there is no prevailing party, each party shall pay its own attorneys' fees and expenses.

          (i) Survival. Sections 4, 5, 6, 7, 8, 9, 10, 11, 12 and 13 of this Agreement shall survive the termination of this Agreement.

          (j) Choice of Law. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflicts of law of Texas or any other jurisdiction, and, where applicable, the laws of the United States.

          (k) Amendment. This Agreement may not be amended or modified at any time except by a written instrument approved by the Board and executed by the Company and the Employee.

          (l) Employee Acknowledgment. The Employee acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on his own judgment.

     IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, pursuant to the authorization from the Board, the Company has caused this Agreement to be executed in its name on its behalf, as of the day of , 2002.


                                        EMPLOYEE


                                        -----------------------------------
                                        Philip J. Ragona



                                        ATRIUM CORPORATION


                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------



                                        ATRIUM COMPANIES, INC.


                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

                                   SCHEDULE A
                   TO PHILIP J. RAGONA'S EMPLOYMENT AGREEMENT

      A. The Employee shall be entitled to a target bonus (the "Incentive Bonus") for the period beginning September 30, 2002 and ending on December 31, 2002, in an amount of $25,000 and for the period beginning on January 1, 2003 and ending at the end of the Employment Period, in an amount of $100,000 per annum as follows:

      B. 75% of the Employee's Incentive Bonus ("EBITDA Bonus") shall be payable based upon achievement of the following targets:

      (i) If the Company achieves 80% of its budgeted EBITDA, the Employee shall receive 50% of the EBITDA Bonus.

      (ii) If the Company achieves 90% of its budgeted EBITDA, the Employee shall receive 75% of the EBITDA Bonus.

      (iii) If the Company achieves 100% of its budgeted EBITDA, the Employee shall receive 100% of the EBITDA Bonus.

      (iv) If the Company achieves 110% of its budgeted EBITDA, the Employee shall receive 125% of the EBITDA Bonus.

      (v) The EBITDA Bonus will be paid on a sliding scale on a pro rated basis. For example, if 95% of budgeted EBITDA is achieved, the Employee is entitled to 87.5% of the EBITDA Bonus. No EBITDA Bonus will be paid if the Company achieves less than 80% of the budgeted EBITDA and in no event will the Company pay in excess of 125% of the EBITDA Bonus.

      (vi) For purposes of the EBITDA Bonus, EBITDA shall be defined as earnings from operations before interest, taxes, depreciation, amortization and extraordinary gains or losses of the Company and all of its subsidiaries on a consolidated basis. Budgeted EBITDA shall be such amount as is set by the Chief Executive and Board of Directors annually as adjusted from time to time to reflect acquisitions/divestitures by the Company or its subsidiaries.

      C. 25% of the Employee's Incentive Bonus shall be payable based upon achievement of management objectives to be set from year to year by the Chief Executive.

                                   SCHEDULE B
                   TO PHILIP J. RAGONA'S EMPLOYMENT AGREEMENT

Stock Options:

Effective as of September 30, 2002, the Employee has been granted options to purchase 300 shares of common stock (the "Common Stock") of the Company pursuant to the D and W Holdings, Inc. 1998 Stock Option Plan (the "Plan"). The options will vest pro-rata over a five-year period and will have an exercise price of $1,300.00 per share.